Exhibit 99.1

Myseum.ai and Scanon.ai Enter into Letter of Intent to Form a Joint Development Partnership for AI-Powered Social Media Content Moderation and Advanced Management Intelligence Tools

Collaboration aimed at integrating Scanon.ai’s current privacy-first artificial intelligence and computer vision capabilities into Myseum.AI’s flagship Picture Party platform

Final agreement would include a reciprocal revenue sharing agreement for co-developed technology

NEW BRUNSWICK, N.J., June 16, 2026 (GLOBE NEWSWIRE) – Myseum.AI, Inc. (Nasdaq: MYSE) (“Myseum.AI” or the “Company”), a privacy-first agentic AI and social media technology company, today announced the signing of a Non-Binding Letter of Intent (“LOI”) with Scanon.ai Systems, Inc. to explore a collaborative development partnership focused on co-developing and integrating Scanon’s current privacy-first artificial intelligence and computer vision capabilities into Myseum.AI’s flagship Picture Party platform. Additionally, the final agreement would include reciprocal revenue sharing for co-developed technology and the participation of Myseum.AI in Scanon.ai’s next round of financing.

The LOI reflects the parties’ mutual interest in forming a development partnership to both combine Scanon.ai’s technical expertise in visual privacy and content analysis with Myseum.AI’s product platforms, and co-develop new privacy-first AI tools that enhance a user’s social media experience without sacrificing privacy.

“Scanon.ai’s innovative technology is well aligned with Myseum.AI’s privacy-first AI and social media platforms,” said Myseum.AI CEO Darin Myman. “Together, we intend to collaborate on the design, development and deployment of features specifically built for, and integrated into, our Picture Party platform. Integration features such as zero-retention processing, privacy-preserving processing, metadata stripping and format support would complement and further support the value proposition for Picture Party and our secure digital sharing and storage platforms.”

“Picture Party was built privacy-first, which makes it a natural fit for Scanon. We’re excited to work with the Myseum.AI team to bring privacy-preserving content intelligence to their platform,” said Scanon.ai CEO, Axel Rives.

The proposed development partnership targets integration features including:

Content moderation.

AI-driven detection and flagging of inappropriate, harmful, or policy-violating content within photos and videos uploaded to Picture Party. Privacy-preserving moderation pipelines that operate on photos at the point of upload, prior to Picture Party’s encryption and storage.

Personally identifiable information (PII) detection and redaction.

Application of Scanon’s existing facial, license-plate, identification-document, badge, and other PII-detection capabilities to photos and videos uploaded to Picture Party, through an integration interface exposed by Scanon.

Content Organization Features

Automated scene-and-object classification at upload time to enable smart-album creation by content category (for example, sports, ceremony, group photo). Opt-in, per-party face grouping enabling guests to locate photos of themselves within a single Picture Party event, with face embeddings remaining scoped to the individual party and not shared across parties.

Like Myseum.AI, Scanon.ai is driven by a commitment to privacy-first digital media solutions. Its core technology automates the detection and redaction of personally identifiable information in visual media. It is designed to replace slow, manual blurring by automatically obscuring faces and license plates in images and videos.

About Myseum.AI, Inc.

Myseum.AI (formerly DatChat Inc.) is a privacy-focused AI and social media technology company developing innovative platforms for secure digital sharing and storage. Its flagship platform, Picture Party, is a next-generation patented instant social networking experience designed to make it easier, more fun and private to share. The platform enables users to create curated albums, build encrypted galleries with controlled access, personalize their content feeds, and organize collections within a broader digital ecosystem. Picture Party by Myseum is currently available at the iOS App Store and Google Play, with a desktop version expected later this year. For more information, visit myseum.com.

About Scanon.ai

Scanon AI builds privacy-first computer vision infrastructure that detects and redacts personally identifiable information such as faces, license plates, sensitive documents, and more directly within images and video. Designed around a zero-retention, privacy-preserving architecture, Scanon helps platforms protect user privacy without compromising the experience. Learn more at scanon.ai.

Notice Regarding Forward-Looking Statements

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